Exhibit 10.2

PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF THE SHARES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW.

PREVENTION INSURANCE.COM

PROMISSORY NOTE

$______________	Date:
_____________

New York, New York

For value received, Prevention Insurance.com, a Nevada corporation (the “Company”), promises to pay to Paragon Capital LP (the “Holder”), the principal sum of _____________ Dollars ($________), together with interest thereon from the date of this Note on the unpaid principal balance (the “Balance”). This Note is subject to the following terms and conditions.

1.         Notes. This note (the “Note”) is issued as of __________ in exchange for $__________ of various Demand Promissory Notes issued to Paragon Capital LP.

2.         Maturity. Subject to Section 4, principal and any accrued but unpaid interest under this Note shall be due and payable to the Holder on August 31, 2017 (the “Maturity Date”). The Company hereby waives presentment, demand, protest or any other notice of any kind.

3.         Interest Rate. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to six percent (6%) per annum, compounded and paid at the Maturity Date.

4.         Conversion.

(a)      Note Conversion. While the Note is outstanding, the outstanding principal amount of and all unpaid accrued interest under this Note shall be convertible into shares of Common Stock of the Company at the lower of $0.01 per share. The Holder agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) to the Company promptly following the date of such election; provided, however, that, notwithstanding the foregoing, upon satisfaction of the conditions set forth in this Section, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. In the event there are an insufficient number of shares of Common Stock for issuance upon conversion of the Notes, the Company covenants and agrees to use reasonable best efforts to authorize additional shares to provide for such conversion of the Notes.

(b)      Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note and, in lieu thereof, any fraction otherwise issuable shall be rounded down to the next whole share. Upon conversion of this Note pursuant to this Section 4, at its expense, the Company will, as soon as practicable and in any event within ten (10) business days, thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

5.        Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Company may prepay this Note at any time with 10 days written notice. The Note will be a general unsecured obligation of the Company, but will be senior to all of the Company’s indebtedness for borrowed money as of the date of the commencement of the Company’s offering of the Note.

6.         Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, neither party may assign or otherwise transfer this Note without the prior written consent of the other party hereto, except that the Holder hereof may transfer such Note to (a) an entity controlling, controlled by or under common control with any Holder that is not an individual (for purposes of this provision, “control” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934) (an “Affiliate”) or (b) a transferee or assignee that after the transfer or assignment holds all of the securities of the Company purchased by the original Holder. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

7.         Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

8.         Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally- recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail return receipt requested, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

9.         Amendments and Waivers. Any term of the Notes may be amended or waived only with the written consent of the Company and the holders of a majority in amount of the Notes. Upon the effectuation of such amendment or waiver in accordance with this Section 9, the Company shall promptly give written notice thereof to the record holders of the Notes that have not previously consented thereto in writing, and such amendment or waiver shall be binding upon the Company, the Holder and each transferee of the Note.

10.       Usury. In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Holder has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount hereunder and the provisions thereof shall be amended to provide for the highest permissible rate. If there is no outstanding principal amount due under this Note, Holder shall refund such excess to the Company.

11.       Expenses; Waivers. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The parties hereby expressly waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

2

12.       Voting. The Note shall have no voting rights prior to conversion.

PREVENTION INSURANCE.COM

By:	110 East 59th Street, 22nd fl.
New York, NY 10022

AGREED TO AND ACCEPTED:

PARAGON CAPITAL LP

By:
Name:

3